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                                EXHIBIT 23(A)



                      CONSENT OF COOPERS & LYBRAND, L.L.P.
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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-4 (File No. ___________________) of our report dated February 24, 1995, on our audits of the restated consolidated financial statements of The Colonial Bancgroup, Inc. and subsidiaries as of December 31, 1994 and 1993 and for each of the three years ended December 31, 1994. We also consent to the reference to our Firm as "experts" under the caption Independent Accountants.




                                              COOPERS & LYBRAND L.L.P.

Montgomery, Alabama
February 29, 1996